UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cracker Barrel Old Country Store, Inc.
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POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Lawrence E. Hyatt, Senior Vice President and Chief Financial Officer
(615) 235-4432
Mark Harnett, MacKenzie Partners, Inc.
(212) 929-5877

Media Contact:	Julie K. Davis, Senior Director, Corporate Communications
(615) 443-9266
Ruth Pachman, Kekst and Company
(212) 521-4891

ISS and Glass Lewis Endorse All Cracker Barrel Nominees to Board; Reject Bids by Biglari and

Cooley for Board Seats

•	Leading Proxy Advisory Firms Cite Company’s Strong Performance and Renewed Board

•	ISS Says Biglari Has ‘Not Made a Compelling Case’; Glass Lewis Cites Biglari’s ‘Abrasive Commentary,’ ‘Specious Arguments’ and ‘Vaguely-Framed Plan’

•	ISS Recommends Approval of Shareholder Rights Plan

LEBANON, Tenn. Nov. 5, 2012 — Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today announced that both Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”) have recommended that Cracker Barrel shareholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Company’s Annual Meeting of Shareholders on November 15, 2012. ISS and Glass Lewis are leading proxy voting advisory services whose recommendations are considered by major institutional investment firms, mutual funds and other fiduciaries throughout the country.

In endorsing the Cracker Barrel nominees, both ISS and Glass Lewis recommended that shareholders reject Biglari Holdings’ nomination of Sardar Biglari and Phil Cooley. Cracker Barrel shareholders rejected a similar proxy challenge by Mr. Biglari last year.

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ISS stated: “As the most compelling explanation of the company’s resurgence is the leadership change and execution on the new strategic plan by the existing board and management team – and not suggestions of the dissident nominees in last year’s or this year’s proxy contest, however meritorious – it is clear the dissidents have not made a compelling case that change at the board level is warranted.”

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Similarly, Glass Lewis said: “Cracker Barrel appears to have dramatically improved its financial performance, while also taking concrete steps to remediate or eliminate several outstanding governance concerns. In response, we find the Dissident has resorted to decidedly less compelling quantitative arguments and abrasive commentary to support a vaguely-framed plan that, all other things equal, seems to work against a strategy that has objectively improved returns and transparency for Cracker Barrel shareholders.”[1]

Sandra B. Cochran, president and chief executive officer of Cracker Barrel, said: “We are very pleased that both ISS and Glass Lewis, two highly respected proxy advisory services, are supporting our nominees to the Board and opposing Mr. Biglari and Mr. Cooley. I am especially gratified that ISS and Glass Lewis have recognized our accomplishments on key financial and operational objectives, the addition of seven new directors in the last 18 months, and the significant appreciation in the value of the Company’s shares since the initiation of our strategic priorities announced in September of last year.

“It is also notable that ISS recommends shareholders vote FOR the Company’s shareholder rights plan, which is designed to prevent Mr. Biglari from taking creeping control of Cracker Barrel without paying a premium to all shareholders.

“I urge our shareholders to vote FOR ALL of Cracker Barrel’s Board nominees on the WHITE proxy card, and to approve the Company’s important shareholder-rights plan,” Ms. Cochran concluded.

Key excerpts from the ISS report:

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“For shareholders considering their vote in this proxy contest, the most telling point might be that the start of all this market endorsement coincides not only with the dissident’s announcement of their first, failed proxy contest, but with the new CEO’s announcement of her strategic objectives, which thus far appear to (be) delivering the goods and driving meaningful increases in shareholder value.”

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“Generally when an activist loses a contest for board seats, any price support provided by the anticipation of change falls away quickly after the election itself. In this case, however, the strong improvement in share prices continued for the next eleven months, strongly suggesting the market was reacting to fundamental improvements in operations driven by the board and management team. To the extent share price appreciation has outstripped growth in margins and net income, one might reasonably conclude this is evidence the market has bought into the company’s turnaround strategy and its operating leadership.”

•	“The income statement for fiscal 2012 strongly supports the company’s view that a real turnaround has taken root.”

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“So too, it might be said, is the market signaling that comes from beating analyst expectations for 4 straight quarters, or improving operating cash flow so materially that the board can comfortably double the dividend. Where the dissidents can only point to local or industry news articles crediting their influence for the turnaround, the company can point to a slew of equity analysts – who are compensated on their track record, not their column inches – who credit the strategies and execution of the board and management team.”

[1]	Permission to use quotes in this press release from either the ISS report or the Glass Lewis neither sought nor obtained.

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“A new marketing strategy, by contrast – coupled with new menu items more responsive to feedback from customer surveys – that drives a 6% increase in revenue is the kind of operating improvement that can signal an increase in economic potential to investors. Similarly, driving a 53 basis point increase in operating margin through the decidedly non-glitzy work of increasing efficiencies in logistics, employee scheduling, and organizational structure is a more powerful explanatory factor for what might have been driving the market endorsement since September 2011.”

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“A vote FOR [the shareholder rights plan] proposal is warranted because the rights plan contains features that protect shareholders from entrenchment risk. Specifically, the pill has a three-year term, a 20-percent trigger, and a robust qualifying offer clause and there is no dead-hand or slow-hand provision. In addition, there are no significant governance concerns at the company.”

ISS also criticized Mr. Biglari for focusing much of his campaign on a minor flaw in the Company’s proxy statement biography of James W. Bradford, who has been nominated by the Company to be independent Chairman of the Board. “It is worth pointing out that this is a profoundly silly reason to run a proxy contest, and the amount of attention the dissidents have lavished on it may raise more questions about their sense of perspective than the incoming Chairman’s integrity,” ISS wrote.

Key excerpts from the Glass Lewis report:

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“Recent strategic changes, including those announced by new CEO Sandra Cochran on September 13, 2011, have led to decisively improved performance for Cracker Barrel, despite Biglari’s assertions to the contrary.”

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“We now find a materially improved Company operating under the stewardship of a substantially reconstituted board and management team that has executed on a well-codified and publicly-disclosed business plan.”

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“Further foundering Biglari’s most recent solicitation are a series of relatively uncompelling and, at times, specious arguments, which collectively do little to support a forward operating plan that is decidedly light on detail, despite the Dissident’s industry experience.”

•	“We see limited reason for shareholders to further alter the current board and prospectively hinder Cracker Barrel’s recent progress.”

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“Briefly setting aside the fact that Biglari fails to express a clear and cogent strategy to actually improve the Company’s margins or store-level operations, our own review indicates Cracker Barrel has already enjoyed some success in translating improved financial performance into superior shareholder returns and a more attractive valuation.”

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“Most notably, based on the noted period-end date, it appears the Company posted superior total shareholder returns versus the Peer Composite and both indices across each of the selected periods, a distinction we expect is owed, in no small part, to the efforts of the reconstituted board.”

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“In addition to an objectively clear inability to match Cracker Barrel’s returns across each review period, we find Biglari’s relatively modest performance over the last twelve months particularly noteworthy, given a 17.3% stake in the Company that represented just over half of Biglari’s entire market capitalization based on closing market prices as of October 31, 2012 (Source: Capital IQ). In our view, this casts further doubt on the ability of the current executives and board members of the Dissident, which acts primarily as a holding company for two other restaurant chains, to contribute positively to deliberations regarding value-maximizing strategies available to Cracker Barrel.”

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With respect to Mr. Biglari’s commentary related to the Company’s proxy statement biography of James W. Bradford, Glass Lewis said: “When viewed within the context of a contest that could afford Mr. Biglari significant board representation and the prospective ability to materially alter Cracker Barrel’s strategic direction, we find such suggestively negative phrasing, particularly in the absence of truly compelling evidence, both unnecessarily combative and puerile. Further, we fail to see how such an approach is likely to portend constructive board-level discussions in the event Messrs. Biglari or Cooley are elected.”

Cracker Barrel strongly urges shareholders to elect the Company’s nominees to the Board, and to endorse the Company’s shareholder-rights plan.

About Cracker Barrel

Cracker Barrel Old Country Store restaurants provide a friendly home-away-from-home in their old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 and operates 621 company-owned locations in 42 states. Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. — 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m. For more information, visit: crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL-F

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Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to home office employees of the Company. The e-mail was sent after 7 a.m. Central Time on November 5, 2012.

From: Home Office News

Sent: Monday, November 05, 2012, 7:27 AM

To: Home Office Users

Subject: New Information on Proxy Contest

From Sandy Cochran

I’m pleased to share some very good news with you as part of my continuing commitment to keep you updated regarding the proxy contest in which we are engaged. Both Institutional Shareholder Services and Glass, Lewis & Co. have recommended that Cracker Barrel shareholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Company’s Annual Meeting of Shareholders on November 15, 2012. This is important and very good news for us because ISS and Glass Lewis are leading proxy voting advisory services, and their recommendations are considered by major institutional investment firms, mutual funds and other fiduciaries throughout the country.

These reports include a number of very positive comments regarding Cracker Barrel’s strategic direction and execution that you can read in a news release that was posted on Cracker Barrel’s Investor Relations website today. I’m very pleased by this external recognition and support of the hard work in which we have been engaged, and I hope that you are, too. This is a reflection of the dedication and commitment of our 70 thousand employees who remain focused on delivering an outstanding Cracker Barrel guest experience each and every day. I am proud of the focus that you have been able to maintain to serve our 215 million guests, and I thank you for your continued commitment to persevere and succeed.

Important Additional Information Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

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Set forth below is an e-mail delivered by Sandra B. Cochran, President and CEO of Cracker Barrel Old Country Store, Inc. (the “Company”), to field management employees of the Company. The e-mail was sent after 7 a.m. Central Time on November 5, 2012.

To: Field Management

From: Sandy Cochran

Subj: New Information on Proxy Contest

I’m pleased to share some very good news with you as part of my continuing commitment to keep you updated regarding the proxy contest in which we are engaged. Both Institutional Shareholder Services and Glass, Lewis & Co. have recommended that Cracker Barrel shareholders vote FOR all of the individuals nominated by the Company’s Board of Directors for election to the Board at the Company’s Annual Meeting of Shareholders on November 15, 2012. This is important and very good news for us because ISS and Glass Lewis are leading proxy voting advisory services, and their recommendations are considered by major institutional investment firms, mutual funds and other fiduciaries throughout the country.

These reports include a number of very positive comments regarding Cracker Barrel’s strategic direction and execution that you can read in a news release that was posted on Cracker Barrel’s Investor Relations website today. I’m very pleased by this external recognition and support of the hard work in which we have been engaged, and I hope that you are, too. This is a reflection of the dedication and commitment of our 70 thousand employees who remain focused on delivering an outstanding Cracker Barrel guest experience each and every day. I am proud of the focus that you have been able to maintain to serve our 215 million guests, and I thank you for your continued commitment to persevere and succeed.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2012 Annual Meeting. On October 4, 2012, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.